NOTICE OF ANNUAL GENERAL MEETING OF THE SHAREHOLDERS
                                       OF
                                 PHANTOMFILM.COM
                             (A Nevada Corporation)

Notice is hereby given that an Annual General Meeting of the shareholders of PHANTOMFILM.COM, a Nevada corporation (the Company) will be held on September 27th, 2001 at Suite 400 1111 West Georgia Street, Vancouver, B.C. V6E 4M3 at the hour of 8:00 a.m. to consider the following:

1. To elect four (4) Directors to serve until the next Annual Meeting or until their successors are duly Qualified. Management has nominated the following persons: Victor Cardenas, Gordon Muir, Penny Perfect and Katharine Johnston.

2. To amend the Articles of Incorporation to change the Companys name to Commodo, Inc.

3. To conduct a reverse split of the issued and outstanding shares of the Companys one mill ($0.001) par value common stock (the Common Stock) in the ratio of one share for 15, with fractional shares rounded up to the nearest whole share. The authorized capital will remain constant.

4. To obtain shareholder approval to the Stock Option Plan.

5. To transact such other business that may properly come before the meeting or any adjournment thereof.

There are 12,052,384 common shares and 2,000,000 preferred shares (representing 10,000,000 votes) eligible to vote at the Annual General Meeting of Shareholders. Attached please find a proxy statement and proxy for your information.

                                            By Order of the Board of Directors
                                           /S/ Katharine Johnston
                                           Katharine Johnston, Secretary

Dated:  August 16, 2001.



                                PROXY INFORMATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                 PHANTOMFILM.COM



Time: 8:00 a.m. on Thursday, September 27th, 2001

Place: Suite 400 1111 West Georgia Street, Vancouver, B.C. V6E 4M3

Items of Business:

1. To elect Directors.

2. To amend the Articles of Incorporation to change the Companys name to Commodo, Inc.

3. To conduct a reverse split of the issued and outstanding shares of the companys one mill ($0.001) par value common stock in the ratio of one share for 15 with fractional shares rounded up the nearest whole share. The authorized capital will remain constant.

4. To obtain shareholder approval to the Stock Option Plan.

5. To transact such other business properly coming before the meeting.

Who can vote: You can vote if you were a shareholder of record August 1, 2001.

Date  of  Mailing:   This  notice  and  proxy  statement  are  being  mailed  to shareholders on or about August 22, 2001.

Voting: Each shareholder is entitled to one vote per share owned, in person or by proxy. As of August 1, 2001 there were 12,052,384 common shares and 2,000,000 preferred shares (representing 10,000,000 votes) outstanding and eligible to vote at the meeting. A shareholder may change their vote or their proxy prior to the meeting. If the proxy is returned but does not contain voting instructions it will be voted (1) FOR the election of nominee directors hereinafter named,
(2) FOR amending the Articles of Incorporation to change the Companys name to Commodo, Inc., (3) FOR a reverse split of the issued and outstanding common shares of the Companys one mill ($0.001) par value common stock in the ratio of one share for 15, with fractional shares rounded up to the nearest whole share. The authorized capital will remain constant and (4) FOR the approval of the stock option plan. Your shares are counted as present at the meeting or you attend the meeting and vote in person or if you properly return a proxy. In order to conduct the meeting, a majority of the shares outstanding as of August 1, 2001, must be present in person or by proxy at the meeting. This is referred to as a quorum.






1. DIRECTORS

This years nominees standing for election are:

VICTOR D. CARDENAS has served as a Director since September, 1998 and has served as President from March, 2000 to date. For over thirty years Mr. Cardenas was a Senior Level Manager with IBM and as such was involved in marketing, sales and computer software systems development. Mr. Cardenas holds a Bachelors Degree in Electrical Engineering from IPN in Mexico City, Mexico and has attended a one year accelerated Business Management program in New York. He has also taken business education courses at Harvard University and Cambridge University, UK. Mr. Cardenas is also the Chief Operating Officer and a Director of AlphaTrade.com.

GORDON MUIR is a founding Director and serves as the Chief Executive Officer and Chairman. Mr. Muir is an independent investor and business consultant. He was the founder of Navmaster Technologies, a company credited with developing the first GPS charting systems for the Marine Industry that relied on optical imaging instead of expensive and cumbersome computers. He has over fifteen years experience in senior level management in a variety of business mainly in the automotive and industrial industries. He also serves as the Chief Executive Officer and Chairman of AlphaTrade.com

PENNY PERFECT is a founding Director and served as President until March, 2000. Previously Ms. Perfect was the President of her own firm which was involved in providing Public Relations and Investment Banking services for early stage development companies. Prior to establishing her own firm, Ms. Perfect was a stockbroker for over five years with a firm specializing in venture capital and capital pool financings. She was also involved in many aspects of tax advantaged investment products from structuring to actually raising the capital for the project. These projects involved restaurants, hotel operations, franchises, apartment blocks, mining companies, wineries, medical companies and many others. Ms. Perfect has a Bachelor of Education from the University of Alberta, Canada. She has ten years of study in the field of Neuro-Linquistic Programming. Ms. Perfect is also the President and a Director of AlphaTrade.com.

KATHARINE  JOHNSTON  is a  founding  Director  and is  the  Secretary/Treasurer.
Previously Mrs. Johnston was the President and owner of her own company specializing in the administration and compliance with reporting requirements of public companies.

2.       AMEND THE ARTICLES OF INCORPORATION  NAME

 The Articles of Incorporation changing the corporate name to:

Commodo, Inc.

3.       REVERSE SPLIT

To reverse split the issued common stock, pr value $.001 in the ratio of one share for fifteen shares with fractional shares rounded up to the nearest whole number. The authorized shares will remain the same.

4.       APPROVAL OF STOCK OPTIONS

Management is requesting shareholder approval to establish a Stock Option Plan. The purpose of the Stock Option Plan is to afford persons who provide services to the Company, whether directors, officers, employees or consultants, an opportunity to obtain a proprietary interest in the Company by permitting them to purchase common shares of the Company and to aid in attracting, as well as retaining and encouraging the continued involvement of such persons with the Company. Under the terms of the Stock Option Plan, the Board of Directors has full authority to administer the Stock Option Plan upon such terms as it, in its discretion determines, subject to certain limitations set forth in the Stock Option Plan.

TRANSACTION OF OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING

It is not known if any other matters will come before the meeting other than as set forth above and in the Notice of Meeting, but if such should occur the person named in the accompanying Proxy Statement intend to vote on them in accordance with his best judgment exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting and other matters which may properly come before the meeting or any adjournment thereof.




                                      PROXY

                                 PHANTOMFILM.COM



The undersigned hereby appoints GORDON MUIR as his/her attorney-in-fact to vote his/her proxy at the Annual General Meeting of Shareholders to be held September 27th, 2001 at Suite 400 1111 West Georgia Street, Vancouver, B.C. V6E 4M3 for the holders of record as of August 1, 2001.

1.       Election of Directors:

         Name of Director
Gordon J. Muir           For ___  Against ____   Abstain   _____
Penny Perfect            For ___  Against ____   Abstain   _____
Victor Cardenas          For ____ Against ____    Abstain        _____
Katharine Johnston       For ____ Against ____    Abstain        _____


2. To amend the Articles of Incorporation to change the Companys name to Commodo, Inc.

         For ____ Against ____      Abstain  _____


3. To conduct a reverse split of the issued and outstanding shares of the Companys one mill ($0.001) par value common stock (the Common Stock) in the ratio of one share for 15, with fractional shares rounded up to the nearest whole share. The authorized capital will remain constant.

         For ____ Against ____      Abstain  _____

4.       Authority to the Directors to establish a Stock Option Plan

         For ____ Against ____      Abstain  _____


5. To transact such other business as may properly come before the members at the meeting and at any adjournment or adjournments thereof.


         For ____ Against  _____






Please sign your proxy exactly as your name appears on your stock certificate.


Date:   __________, 2001


Name:   ___________________


Signature:  _________________


No. of Shares _______________


All signed but not voting proxies will be voted in the affirmative by the attorney-in-fact.